Exhibit  23.2


Consent of De Meo, Young & Mcgrath


                                            [FIRM LETTERHEAD]


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in this Form S-8, of our report dated March 31, 2006 included in the annual report on Form 10-KSB of Union Dental Holding Company, Inc. for the year ended December 31, 2005, filed with the Securities and Exchange Commission on April 2, 2006 and subsequently amended on April 27, 2006 and to the reference to our firm under the caption "Experts" in the document.


/s/ De Meo, Young, McGrath
De Meo, Young, McGrath



Fort Lauderdale, Florida
December 13, 2006